Exhibit 99.1

For Further Information Contact

Harry J. Cyncus (404) 888-2922

FOR IMMEDIATE RELEASE

Rollins, Inc. Completes the Acquisition of Australia Based Allpest

ATLANTA, Feb.17, 2014 – Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it has completed the previously announced acquisition of the assets and operations of Allpest WA, the leading independent pest control provider in Western Australia.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Western Pest Services, Orkin Canada, The Industrial Fumigant Company, Trutech LLC., Allpest WA, Waltham Services LLC. and Crane Pest Control the company provides essential pest control services and protection against termite damage, rodents and insects to more than 2 million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico and Australia from more than 500 locations. You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.trutechinc.com, http://www.allpest.com.au/ , www.walthamservices.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements